Exhibit 99.2

First Quarter 2020 Results April 28, 2020 Investor Presentation

COVID - 19 Operational Update 1 April 28, 2020 • Our assessment is focused on three key areas ◦ Protecting our people ◦ Serving our clients ◦ Preserving the strength of our businesses • Planning model is centered around ◦ Health and well - being of our people ◦ Assessment of economic conditions as lock - downs are lifted ◦ Customized by the services an agency offers ◦ Identifying additional contingency plans for when conditions change

COVID - 19 Liquidity Update 2 April 28, 2020 • Proactive steps to strengthen liquidity and financial position: ◦ Amended and extended $2.5 billion credit facility ◦ Suspension of share repurchase program ◦ In February, issued $600M 10 - year 2.45% Senior Notes ◦ In March, Redeemed $600M 10 - year 4.45% Senior Notes due in August ◦ In early April, issued additional $600M 10 - year 4.20% Senior Notes ◦ In early April, secured $400M 364 - day credit facility, increasing our available credit lines to $2.9B • No long - term debt maturing until May 2022

2020 vs. 2019 P&L Summary First Quarter First Quarter 2020 2019 Revenue $ 3,406.9 $ 3,468.9 Operating Expenses (a) 2,986.7 3,040.0 Operating Profit 420.2 428.9 Net Interest Expense (b) 45.8 46.0 Income Tax Expense 97.4 102.7 Tax Rate % 26.0% 26.8% Loss From Equity Method Investments (5.3) (0.5) Net Income Attributed To Noncontrolling Interests 13.6 16.5 Net Income - Omnicom Group Inc. $ 258.1 $ 263.2 3 April 28, 2020 (a) Additional information on our operating expenses can be found on page 18. (b) Net interest expense for the first quarter of 2020 includes $7.7 million of incremental interest expense related to the early ex tinguishment of our 2020 Senior Notes.

2020 vs. 2019 Earnings per Share – Diluted First Quarter 4 April 28, 2020 First Quarter 2020 2019 Net Income - Omnicom Group Inc. $ 258.1 $ 263.2 Diluted Shares (millions) 217.5 224.2 Earnings per Share - Diluted $ 1.19 $ 1.17 Dividends Declared Per Common Share $ 0.65 $ 0.65

2020 Total Revenue Change First Quarter $ % ∆ Prior Period Revenue $ 3,468.9 Foreign exchange rate impact (a) (50.0) - 1.4% Acquisition revenue, net of disposition revenue (b) (23.9) - 0.7% Organic growth (c) 11.9 0.3% Current Period Revenue $ 3,406.9 - 1.8% (a) Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue. (b) Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve mont hs prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organ ic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the dispo sit ion date. The acquisition revenue and disposition revenue amounts are netted in the presentation above. (c) Organic growth: calculated by subtracting the foreign exchange rate impact, and the acquisition revenue, net of disposition r eve nue components from total revenue growth. 5 April 28, 2020

2020 Revenue by Discipline CRM Consumer Experience 17.1% CRM Execution & Support 9.3% PR 9.7% Healthcare 8.3% First Quarter $ Mix % Growth % Organic Growth (a) $ 1,892.8 - 1.9% - 0.1% Advertising CRM Consumer Experience CRM Execution & 583.1 - 2.7% - 1.3% 318.1 - 8.6% - 0.9% Advertising Support 55.6% PR 331.6 - 0.7% Healthcare 281.3 9.0% Total $ 3,406.9 - 1.8% (a) “Organic Growth” reflects the year - over - year increase or decrease in revenue from the prior period, excluding the foreign exchan ge rate impact and acquisition revenue, net of disposition revenue, as defined on page 5. 6 April 28, 2020

UK 10.1% Euro Markets & Other Europe 17.0% Asia Pacific 10.6% Middle East & Africa 1.6% United States 55 . 6 % First Quarter Latin America 2.1% 2020 Revenue by Region $ Mix % Organic % Growth Growth (a) United States $ 1,894.2 0.5% Other North America UK 103.1 345.0 - 1.9% 1.9% Euro Markets & Other Europe Asia Pacific 578.4 359.3 - 4.7% - 1.9% Latin America 71.4 - 19.8% Middle East & Africa 55.5 - 29.7% Total $ 3,406.9 - 1.8% 7 April 28, 2020 Other North America 3.0% (a) “Organic Growth” reflects the year - over - year increase or decrease in revenue from the prior period, excluding the foreign exchan ge rate impact and acquisition revenue, net of disposition revenue, as defined on page 5.

Other 8% Services 2% Oil, Gas & Utilities 2% Education 1% Government 2% Not - for - Profit 1% Pharma & Health 14% Retail 7% Tech 8% Telcom 6% T&E 9% Auto 11% Consumer Products 7% Financial Services 8% Food & Beverage 14% Revenue by Industry First Quarter – 2020 Other 9% 8 April 28, 2020 Services 2% Oil, Gas & Utilities 2% Education 1% Government 2% Not - for - Profit 2% Pharma & Health 14% Retail 6% Tech 7% Telcom 5% T&E 8% Auto 10% Consumer Products 9% Financial Services 9% Food & Beverage 14% First Quarter – 2019

Cash Flow Performance Three Months Ended March 31 Activities, net 2020 2019 Net Income $ 271.7 $ 279.7 Depreciation and Amortization of Intangible Assets 57.0 59.6 Share - Based Compensation 18.7 16.8 Other Items to Reconcile to Net Cash Used in Operating 14.6 (15.4) Free Cash Flow (a) $ 362.0 $ 340.7 9 April 28, 2020 Additional information regarding our cash flows can be found in our condensed cash flow statement on page 17. (a) The Free Cash Flow amounts presented above are non - GAAP liquidity measures. See page 23 for the definition of this measure a nd page 22 for the reconciliation of the non - GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Used in Operating Activities for the periods presented above.

Cash Flow Performance Three Months Ended March 31 2020 2019 Free Cash Flow (a) $ 362.0 $ 340.7 Primary Uses of Cash: Dividends paid to Common Shareholders 141.7 134.8 Dividends paid to Noncontrolling Interest Shareholders 10.4 17.0 Capital Expenditures 26.4 27.2 Acquisition of Businesses and Affiliates, Acquisition of Additional Noncontrolling Interests and Contingent Purchase Price Payments, net of Proceeds from Sale of Investments and other 9.9 7.1 Stock Repurchases, net of Proceeds from Stock Plans 198.6 284.1 Primary Uses of Cash (a) 387.0 470.2 Net Free Cash Flow (a) $ (25.0) $ (129.5) 10 April 28, 2020 Additional information regarding our cash flows can be found in our condensed cash flow statement on page 17. (a) The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented above are non - GAAP liquidity measures. See page 23 for the definit ion of these measures and page 22 for the reconciliation of non - GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Used in Operating Activities and Net Free Cash Flow to the Net Decrease in Cash and Cash Equivalents for the periods presented above.

Current Credit Picture Twelve Months Ended March 31 2020 2019 EBITDA (a) $ 2,342.5 $ 2,394.9 Gross Interest Expense on Indebtedness 221.8 245.0 EBITDA / Gross Interest Expense on Indebtedness 10.6 x 9.8 x Total Debt / EBITDA 2.2 x 2.3 x Net Debt (b) / EBITDA 1.0 x 0.9 x Debt Bank Loans (Due Less Than 1 Year) $ 10.9 $ 11.4 CP & Borrowings Issued Under Revolver — — 2019 OFL Short - term Euro Notes (c) — 584.0 USD - denominated Senior Notes (d) 4,000.0 4,900.0 EUR - denominated Senior Notes (d) 1,094.0 — Other Debt (0.6) 1.8 Total Debt $ 5,104.3 $ 5,497.2 Cash, Cash Equivalents and Short Term Investments 2,694.1 3,455.1 Net Debt (b) $ 2,410.2 $ 2,042.1 11 April 28, 2020 (a) EBITDA is a non - GAAP performance measure. See page 23 for the definition of this measure and page 21 for the reconciliation of n on - GAAP financial measures. (b) Net Debt is a non - GAAP liquidity measure. See page 23 for the definition of this measure, which is reconciled in the table above. (c) In February 2019, Omnicom Finance Limited ("OFL") issued €520 million of senior notes in a private placement to an investor o uts ide the United States. The notes were unsecured, non - interest bearing and matured on August 14, 2019. (d) The USD - denominated Senior Notes balance as of March 31, 2020 in this schedule does not include the $600 million 4.20% Senior No tes, which were issued on April 1, 2020. See pages 14 and 15 for additional information on our Senior Notes.

Historical Returns 12 April 28, 2020 Return on Invested Capital (ROIC) (a) : Twelve months ended March 31, 2020 25.1% Twelve months ended March 31, 2019 25.0% Return on Equity (b) : Twelve months ended March 31, 2020 54.9% Twelve months ended March 31, 2019 52.6% (a) Return on Invested Capital is After Tax Reported Operating Profit (a non - GAAP performance measure – see page 23 for the definition of this measure and page 22 for the reconciliation of non - GAAP financial measures) divided by the average of Invested Capital at the beginning and the end of the period (book value of all long - term liabilities, including those related to operating leases, short - term interest bearing debt, the short - term liability related to operating leases plus shareholders’ equity less cash, cash equivalents, short term investments and operating lease right of use assets) . (b) Return on Equity is Reported Net Income for the given period divided by the average of shareholders’ equity at the beginning and end of the period .

Supplemental Financial Information 13 April 28, 2020

Omnicom Debt Structure Short - term Debt $11 14 April 28, 2020 2030 Senior Notes $600 2026 Senior Notes $1,400 2022 Senior Notes $1,250 2024 Senior Notes $750 2027 Euro Senior Notes $547 2031 Euro Senior Notes $547 The above chart sets forth Omnicom’s debt outstanding at March 31, 2020. The amounts reflected above for the 2022, 2024, 2026 and 2030 Senior Notes and the 2027 a nd 2031 Euro Senior Notes represent the principal amount of these notes at maturity on May 1, 2022, November 1, 2024, April 15, 2026, April 30, 2030, J uly 8, 2027 and July 8, 2031, respectivel y. The above chart does not include the $600 million 4.20% Senior Notes, which were issued on April 1, 2020 and will reach maturity on June 1, 2030.

Omnicom Debt Maturity Profile 15 April 28, 2020 Senior Notes 2024 Senior Notes 2027 2030 2031 Euro Senior Euro Senior Notes Senior Notes Notes Other Borrowings $1,400 $1,200 $1,000 $800 $600 $400 $200 $0 2022 2026 Senior Notes Other borrowings at March 31, 2020 include bank loans of $10.9 million, which are due in less than one year. For purposes of this presentation we have included these borrowings as outstanding through February 14, 2025, the date of expiration of our five - year credit facility . The above chart does not include the $600 million 4.20% Senior Notes, which were issued on April 1, 2020 and will reach maturity on June 1, 2030.

2020 Acquisition Related Expenditures Three Months Ended March 31 Acquisition of Businesses and Affiliates (a) $ — Acquisition of Additional Noncontrolling Interests (b) 10.4 Contingent Purchase Price Payments (c) 1.4 Total Acquisition Expenditures (d) $ 11.8 (a) Includes acquisitions of a majority interest in agencies resulting in their consolidation, including additional interest in e xis ting affiliate agencies resulting in majority ownership. (b) Includes the acquisition of additional equity interests in already consolidated subsidiary agencies which are recorded to Equ ity – Noncontrolling Interest. (c) Includes additional consideration paid for acquisitions completed in prior periods. (d) Total Acquisition Expenditures figure is net of cash acquired. 16 April 28, 2020

Condensed Cash Flow Three Months Ended March 31 2020 2019 Net Income $ 271.7 $ 279.7 Share - Based Compensation 18.7 16.8 Depreciation and Amortization of Intangible Assets 57.0 59.6 Other Items to Reconcile to Net Cash Used in Operating Activities, net 14.6 (15.4) Changes in Operating Capital (1,349.2) (736.3) Net Cash Used in Operating Activities (987.2) (395.6) Capital Expenditures (26.4) (27.2) Proceeds from Sale of Investments and other 1.9 0.1 Acquisition of Businesses and Interest in Affiliates, net of cash acquired — (0.7) Proceeds from Dispositions of Subsidiaries 0.2 64.8 Net Cash Used in/(Provided by) Investing Activities (24.3) 37.0 Dividends paid to Common Shareholders (141.7) (134.8) Dividends paid to Noncontrolling Interest Shareholders (10.4) (17.0) Changes in Short - term Debt, net 1.7 587.1 Proceeds from Long - term Borrowings 594.0 — Repayment of Long - term Debt (600.0) — Stock Repurchases, net of Proceeds from Stock Plans (198.6) (284.1) Acquisition of Additional Noncontrolling Interests (10.4) (2.7) Payment of Contingent Purchase Price Obligations (1.4) (3.8) Other Financing Activities, net (24.4) (12.4) Net Cash Used in/(Provided by) Financing Activities (391.2) 132.3 Effect of foreign exchange rate changes on cash and cash equivalents (210.5) 23.6 Net Decrease in Cash and Cash Equivalents $ (1,613.2) $ (202.7) 17 April 28, 2020

Supplemental Information First Quarter 2020 % of Rev 2019 % of Rev Revenue $ 3,406.9 $ 3,468.9 Operating expenses: Salary and service costs 2,533.3 74.4% 2,567.6 74.0% Occupancy and other costs 309.6 9.1% 309.2 8.9% Cost of services 2,842.9 2,876.8 Selling, general and administrative expenses 86.8 2.5% 103.6 3.0% Depreciation and amortization 57.0 1.7% 59.6 1.7% Total operating expenses 2,986.7 87.7% 3,040.0 87.6% Operating Profit $ 420.2 $ 428.9 Net Interest expense: Interest expense 58.5 63.0 Interest income 12.7 17.0 Net Interest Expense $ 45.8 $ 46.0 18 April 28, 2020

Net Cash Returned to Shareholders through Dividends and Share Repurchases From 2010 through March 31, 2020, Omnicom distributed 108% of Net Income to shareholders through Dividends and Share Repurchases . Cumulative Cost of Net Shares Repurchased - Payments for repurchases of common stock less proceeds from stock plans. Cumulative Dividends Paid Cumulative Net Income - Omnicom Group Inc. % of Cumulative Net Income Returned to Shareholders - Cumulative Dividends Paid plus Cumulative Cost of Net Shares Repurchased divided by Cumulative Net Income. $12.0 $10.0 $8.0 $6.0 $4.0 $2.0 $ In Billions 2010 20 1 1 2012 2013 2014 2015 2016 2017 2018 2019 2020 6.8 7.4 7.6 $0.8 $0.0 $1.8 $2.8 $3.8 $4.9 $6.0 $7.1 $8.2 $9.5 3.7 $10.9 4.3 $11.1 4.5 169% 134% 121% 124% 122% 1 17% 1 15% 1 10% 108% 19 April 28, 2020 135% 108%

2020 vs. 2019 Non - GAAP Financial Measures – EBITA 20 April 28, 2020 First Quarter 2020 2019 Revenue $ 3,406.9 $ 3,468.9 Operating Expenses (a) 2,986.7 3,040.0 Operating Profit 420.2 428.9 Operating Profit Margin % 12.3% 12.4% Add back: Amortization of intangible assets 20.8 21.6 EBITA (b) $ 441.0 $ 450.5 EBITA Margin % (c) 12.9% 13.0% (a) Additional information regarding our operating expenses can be found on page 18. (b) EBITA is a non - GAAP financial performance measure. Please see page 23 for the definition of this measure and page 21 for the reconcili ation of non - GAAP financial measures, which reconciles the EBITA figures presented above to Net Income - Omnicom Group Inc. for the periods presented above. (c) EBITA Margin is a non - GAAP financial performance measure, which is calculated by dividing EBITA (please see page 23 for the definition of this measure) by revenue for the periods presented.

Reconciliation of Non-GAAP Financial Measures – EBITA and EBITDA

	Three Months Ended March 31		Twelve Months Ended March 31	
	2020	2019	2020	2019
Net Income - Omnicom Group Inc.	$ 258.1	$ 263.2	$ 1,334.0	$ 1,325.5
Net Income Attributed to Noncontrolling Interests	13.6	16.5	93.9	110.0
Net Income	271.7	279.7	1,427.9	1,435.5
(Loss)/Income From Equity Method Investments	(5.3)	(0.5)	(2.8)	7.6
Income Tax Expense	97.4	102.7	499.1	504.5
Income Before Income Taxes	374.4	382.9	1,929.8	1,932.4
Net Interest Expense	45.8	46.0	183.8	208.3
Operating Profit	420.2	428.9	2,113.6	2,140.7
Amortization of Intangible Assets	20.8	21.6	83.0	96.6
EBITA	441.0	450.5	2,196.6	2,237.3
Depreciation	36.2	38.0	145.9	157.6
EBITDA	$ 477.2	$ 488.5	$ 2,342.5	$ 2,394.9

The above table reconciles the GAAP financial measure of Net Income – Omnicom Group Inc. to the non-GAAP financial measures of EBITDA and EBITA for the periodspresented.

EBITDA and EBITA, which are defined on page 23, are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Our credit facility defines EBITDA as earnings before deducting interest expense, income taxes, depreciation and amortization. Our credit facility uses EBITDA to measure our compliance with covenants, such as interest coverage and leverage ratios, as presented on page 11 of this presentation.

OmnicomGroup April 28, 2020 21

Reconciliation of Non - GAAP Financial Measures Three Months Ended March 31 2020 2019 Net Cash Used in Operating Activities $ (987.2) $ (395.6) Operating Activities items excluded from Free Cash Flow: Changes in Operating Capital (1,349.2) (736.3) Free Cash Flow $ 362.0 $ 340.7 Three Months Ended March 31 2020 2019 Net Decrease in Cash and Cash Equivalents $ (1,613.2) $ (202.7) Cash Flow items excluded from Net Free Cash Flow: Changes in Operating Capital (1,349.2) (736.3) Proceeds from Dispositions of Subsidiaries 0.2 64.8 Changes in Short - term Debt, net 1.7 587.1 Proceeds from Long - term Borrowings 594.0 — Repayment of Long - term Debt (600.0) — Other Financing Activities, net (24.4) (12.4) Effect of foreign exchange rate changes on cash and cash equivalents (210.5) 23.6 Net Free Cash Flow $ (25.0) $ (129.5) Twelve Months Ended March 31 2020 2019 Reported Operating Profit 2,113.6 2,140.7 Effective Tax Rate for the applicable period 25.9% 26.1% Income Taxes on Reported Operating Profit 547.4 558.7 After Tax Reported Operating Profit $ 1,566.2 $ 1,582.0 22 April 28, 2020

Disclosure 23 April 28, 2020 The preceding materials have been prepared for use in the April 28, 2020 conference call on Omnicom’s results of operations for the three months ended March 31, 2020. The call will be archived on the Internet at http:/ / investor.omnicomgroup.com/investor - relations/news - events - and - filings / . Forward - Looking Statements Certain statements in this presentation constitute forward - looking statements, including statements within the meaning of the Pr ivate Securities Litigation Reform Act of 1995. In addition, from time to time, Omnicom Group Inc. ("Omnicom" or the "Company") or its representatives have made, or may make, forward - looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward - looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “sho uld,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward - looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward - looking statements include: international, national or local economic conditions that could adversely affect the Company or its clients, including those caused by the outbreak of coronavirus disease 2019 (“COVID - 19”); losses on media pur chases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and a deterioration in the credit markets; th e ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest be twe en or among clients; unanticipated changes relating to competitive factors in the advertising, marketing and corporate communications industries; the ability to hire and retain key personnel; currency exchan ge rate fluctuations; reliance on information technology systems; changes in legislation or governmental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with its critical accounting es tim ates and legal proceedings; and the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political condition s a nd regulatory environment. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” in Omnicom’s most recent Annual Report on Form 10 - K and other documents filed from time to time with the Securities and Exchange Commission. Except as required under applicable law, the Company does not assume any obligation to update these forward - looking statements. Non - GAAP Financial Measures We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP ”) and adjustments to the GAAP presentation (“Non - GAAP”), which we believe are meaningful for understanding our performance. Non - GAAP financial measures should not be considered in isolation from, or as a su bstitute for, financial information presented in compliance with GAAP. Non - GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. We provide a reconciliation of non - GAAP measures to the comparable GAAP measures on pages 20 to 22 . The Non - GAAP measures used in this presentation include the following: Free Cash Flow, defined as net income plus depreciation, amortization, share based compensation expense plus/(less) other items to reconcile to net cash used in operating activities. We believe Free Cash Flow is a useful measure of liquidity to evaluate our ability to generate excess cash from our operations. Primary Uses of Cash, defined as dividends to common shareholders, dividends paid to non - controlling interest shareholders, capi tal expenditures, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds from our stock plans, and excludes changes in operating capital and o the r investing and financing activities, including commercial paper issuances and redemptions used to fund working capital changes. We believe this liquidity measure is useful in identifying the significant uses of our cash. Net Free Cash Flow, defined as Free Cash Flow less the Primary Uses of Cash. Net Free Cash Flow is one of the metrics used by us to assess our so urc es and uses of cash and was derived from our consolidated statements of cash flows. We believe that this liquidity measure is meaningful for understanding our primary sources and primary uses of that cash flow. EBITDA, defined as operating profit before interest, taxes, depreciation and amortization of intangible assets. We believe EBITDA is a meaningful operating performance measure because the financial covenants in our credit facilities are based on EBITDA. EBITA, defined as operating profit before interest, taxes and amortization of intangible assets and EBITA margin, defined as EBITA divided by revenue. We use EBITA and EBITA margin as additional operating performance measures, which excludes the non - cash amortization expense of intangible assets (primarily consisting of amortizatio n arising from acquisitions). Accordingly, we believe it is a useful measure for investors to evaluate the performance of our business. Net Debt, defined as total debt less cash, cash equivalents and short - term investments. We believe net debt, together with the comparable GAAP measures, reflects one of the liquidity metrics used by us to assess our cash management. After Tax Reported Operating Profit, defined as reported operating profit less income taxes calculated using the effective tax rate for the applicable period. Management uses after tax operating profit as a measure of after tax operating performance as it excludes the after tax effects of financing and investing activities on results of operations. Other Information All dollar amounts are in millions except for per share figures on page 4 a nd the net cash returned to shareholders figures on page 19. The information contained in this document has not been audited, although some data has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non - financial data contained in this document have been derived from sources that we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation. The inclusion of in formation in this presentation does not mean that such information is material or that disclosure of such information is required.